Exhibit 10.3
AMENDMENT TO
BAKER HUGHES INCORPORATED
2002 DIRECTOR & OFFICER LONG-TERM INCENTIVE PLAN
     THIS AGREEMENT by Baker Hughes Incorporated,
WITNESSETH:
     WHEREAS, effective as of March 6, 2002, the Board of Directors of Baker Hughes Incorporated (the “Board of Directors”) adopted the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan (the “Plan”);
     WHEREAS, the Board of Directors reserved the right in Section 15.1 to amend the Plan; and
     WHEREAS, the Board of Directors has determined to amend the Plan to bring the Plan into documentary compliance with section 409A of the Internal Revenue Code of 1986, as amended;
     NOW, THEREFORE, the Board of Directors agrees that effective July 24, 2008, the Plan is amended as follows:
     1. Section 2.1 of the Plan is hereby amended by adding the following new capitalized terms thereto:
“Assets” means assets of any kind owned by Baker Hughes, including but not limited to securities of Baker Hughes’ direct and indirect subsidiaries and Affiliates.
“Baker Hughes” means Baker Hughes Incorporated, a Delaware corporation, and any successor by merger or otherwise.
“Disability” shall mean (a) the inability of the Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) by reason of any medically determinable physical or mental impairment of the Grantee which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, the receipt by the Grantee of income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company or any Affiliate of the Company that is required to be treated as a single employer together with the Company under section 414 of the Code.
“Dividend Equivalent” means a payment equivalent in amount to dividends paid to the Company’s stockholders.
“Entity” means any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business entity.
“Incumbent Director” means —
     (a) a member of the Board on July 24, 2008 or
     (b) an individual —
     (1) who becomes a member of the Board after July 24, 2008;
     (2) whose appointment or election by the Board or nomination for election by Baker Hughes’ stockholders is approved or recommended by a vote of at least two-thirds of the then serving Incumbent Directors (as defined herein); and
     (3) whose initial assumption of service on the Board is not in connection with an actual or threatened election contest.
“Grantee” means the person to whom an Award is granted.
“Merger” means a merger, consolidation or similar transaction.
“Section 409A” means section 409A of the Code and Department of Treasury rules and regulations issued thereunder.
“Specified Owner” means any of the following:
     Baker Hughes;
     (a) an Affiliate of Baker Hughes;
     (b) an employee benefit plan (or related trust) sponsored or maintained by Baker Hughes or any Affiliate of Baker Hughes;
     (c) a Person that becomes a Beneficial Owner of Baker Hughes’ outstanding Voting Securities representing 30 percent or more of the combined voting power of Baker Hughes’ then outstanding Voting Securities as a result of the acquisition of securities directly from Baker Hughes and/or its Affiliates; or
     (d) a Person that becomes a Beneficial Owner of Baker Hughes’ outstanding Voting Securities representing 30 percent or more of the combined voting power of Baker Hughes’ then outstanding Voting Securities as a result of a Merger if the individuals and Entities who were the Beneficial Owners of the Voting Securities of Baker Hughes outstanding immediately prior to such Merger own, directly or indirectly, at least 50 percent of the combined voting power of the Voting Securities of any of Baker Hughes, the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger in substantially the same proportions as their ownership of the Voting Securities of Baker Hughes outstanding immediately prior to such Merger.
“Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in Section 409A.
     2. Effective for Awards granted under the Plan on or after July 24, 2008, the definition of “Change in Control” in Section 2.1 of the Plan is hereby amended by adding at the end thereof the following provisions:
     Notwithstanding the foregoing, effective for Awards granted under the Plan on or after July 24, 2008, “Change in Control” means the occurrence of any of the following events:
     (a) the individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board;
     (b) the consummation of a Merger of Baker Hughes or an Affiliate with another Entity, unless the individuals and Entities who were the Beneficial Owners of the Voting Securities of Baker Hughes outstanding immediately prior to such Merger own, directly or indirectly, at least 50 percent of the combined voting power of the Voting Securities of any of Baker Hughes, the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger;
     (c) any Person, other than a Specified Owner, becomes a Beneficial Owner, directly or indirectly, of securities of Baker Hughes representing 30 percent or more of the combined voting power of Baker Hughes’ then outstanding Voting Securities;
     (d) a sale, transfer, lease or other disposition of all or substantially all of Baker Hughes’ Assets is consummated (an “Asset Sale”), unless:
     (1) the individuals and Entities who were the Beneficial Owners of the Voting Securities of Baker Hughes immediately prior to such Asset Sale own, directly or indirectly, 50 percent or more of the combined voting power of the Voting Securities of the Entity that acquires such Assets in such Asset Sale or its parent immediately after such Asset Sale in substantially the same proportions as their ownership of Baker Hughes’ Voting Securities immediately prior to such Asset Sale; or

     (2) the individuals who comprise the Board immediately prior to such Asset Sale constitute a majority of the board of directors or other governing body of either the Entity that acquired such Assets in such Asset Sale or its parent (or a majority plus one member where such board or other governing body is comprised of an odd number of directors); or
     (e) The stockholders of Baker Hughes approve a plan of complete liquidation or dissolution of Baker Hughes.
     3. The third sentence of Section 3.2 of the Plan is hereby completely amended to provide as follows:
     Subject to the provisions of Section 18.14, in its discretion, the Committee may provide for the extension of the exercisability of an Award to an Employee, accelerate the vesting or exercisability of an Award to an Employee, eliminate or make less restrictive any restrictions contained in an Award to an Employee, waive any restriction or other provision of the Plan (insofor as such provision relates to Awards to Employees) or an Award to an Employee, or otherwise amend or modify an Award to an Employee in any manner that is either (i) not adverse to the Participant to whom the Award to an Employee was granted or (ii) to which the Participant consents.
     4. Section 6.1 of the Plan is hereby amended by adding the following sentence at the end thereof:
An Option granted under the Plan on or after January 1, 2005 may not be granted with any Dividend Equivalents rights.
     5. Section 7.1 of the Plan is hereby amended by adding the following sentence at the end thereof:
Effective for SARs granted under the Plan on or after January 1, 2005, a SAR granted under the Plan may not be granted with any Dividend Equivalents rights.
     6. Section 8.6 of the Plan is hereby completely amended to provide as follows:
     8.6 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may, if the Committee (or the Board with respect to Awards granted to Directors) so determines, be credited with dividends paid with respect to the underlying Shares while they are so held in a manner determined by the Committee (or the Board with respect to Awards granted to Directors) in its sole discretion. The Committee (or the Board with respect to Awards granted to Directors) may apply any restrictions to the dividends that it deems appropriate. Effective for Restricted Stock Awards granted under the Plan on or after January 1, 2005, an Award Agreement for a Restricted Stock Unit Award may specify that the holder of the Award shall be entitled to the payment of Dividend Equivalents under the Award in a manner determined by the Committee in its sole discretion.

     7. Article 8 of the Plan is hereby amended by adding the following new Section 8.8 at the end thereof:
     8.8 Time of Payment Under Restricted Stock Unit Award. Effective for Awards granted on or after January 1, 2005, a payment under a Restricted Stock Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the Fiscal Year in which the Restricted Stock Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is permissible under Section 409A.
     8. Section 9.4 of the Plan is hereby completely amended to provide as follows:
     9.4 Form and Timing of Payment of Performance Units/Shares and Cash-Based Awards. Payment of earned Performance Shares and Cash-Based Awards shall be as the Committee determines and as set forth in the Award Agreement. Payment under a Performance Unit Award or a Cash-Based Award shall be made at such time as is specified in the applicable Award Agreement. Effective for Performance Unit Awards and Cash-Based Awards granted under the Plan on or after January 1, 2005, the Award Agreement for the Award shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is permissible under Section 409A.
     Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares and Cash-Based Awards at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.
     An Award Agreement for a Performance Unit Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.
     9. Article 12 of the Plan is hereby completely amended to provide as follows:
     Article 12 Deferrals.
     Subject to Section 18.14, the Committee (or the Board with respect to Awards granted to Directors) may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to Restricted Stock/Units or the satisfaction of any requirements or goals with respect to Performance Units/Shares, Cash-Based Awards and Stock Awards. If any such deferral election is required or permitted, the Committee (or the Board with respect to Awards granted to Directors) shall, in its sole discretion, establish rules and procedures for such payment deferrals.
     10. Article 14 of the Plan is hereby completely amended to provide as follows:
     Article 14 Acceleration.
     14.1 Change in Control. Notwithstanding any provision of the Plan to the contrary, in the event of an occurrence of a Change in Control all then outstanding Options, SARs, and Restricted Stock Awards granted under the Plan (other than Restricted Stock Awards that are transferred or vest contingent upon the achievement of performance goals) shall become fully vested, and exercisable and all substantial risk of forfeiture restrictions applicable thereto shall lapse. The effect, if any, of a Change in Control upon any other Award granted under the Plan shall be determined in accordance with the terms of the applicable Award Agreement and any related Terms and Conditions issued by the Committee that are applicable to the Award.
     14.2 Termination. Notwithstanding any provision of the Plan to the contrary, if (a) an Employee’s employment is terminated by the Company without Cause prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control, (b) such Employee terminates his or her employment for Good Reason prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of the Person described in clause (a), (c) such Employee’s employment is terminated by the Company without Cause or by the Employee for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs) or (d) such Employee’s employment is terminated by the Company without Cause or by the Employee for Good Reason, in either case within two years following the occurrence of a Change in Control then, effective as of the effective date of the Employee’s termination of employment, all outstanding Options, SARs, and Restricted Stock Awards granted under the Plan (other than Restricted Stock Awards that are transferred or will vest contingent upon the achievement of performance goals) shall become fully vested, and exercisable and all substantial risk of forfeiture restrictions applicable thereto shall lapse.
     11. Article 18 of the Plan is hereby amended by adding thereto the following new Section 18.14:
     18.14 Compliance With Section 409A. Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. If the

Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken or implemented, cause a Holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Holder. The exercisability of an Option shall not be extended to the extent that such extension would subject the Holder to additional taxes under Section 409A. This Section 18.14 is effective for Awards granted under the Plan that are earned and vested on or after January 1, 2005.
Adopted by the Board of Directors
on July 24, 2008